INSCI CORP.

                           2004 DIRECTORS' OPTION PLAN


SECTION 1.        Purpose

                  The purpose of the INSCI Corp. 2004 Directors' Option Plan (the "Plan") is to enable the Company to compensate its Outside Directors (as defined in Section 5.1) with options to purchase the Company's common stock (Stock), thereby increasing such directors' proprietary interests in the Company. For purposes of the Plan, a "Related Company" means any corporation, partnership, joint venture or other entity in which the Company owns, directly or indirectly, at least a 20% beneficial ownership interest.

SECTION 2.        Types of Awards

                  2.1 Awards under the Plan to Outside Directors may be in the form of Stock Options, related Limited Stock Appreciation Rights and Tax Offset Payments.

SECTION 3.        Administration

                  3.1 The Plan shall be administered (i) by the Committee (as defined below) and (ii) by the Company's Board of Directors (the Board) (with recusals as necessary or appropriate). The Committee shall be the Compensation Committee of the Board or such other committee of directors as the Board shall designate, which shall consist of not less than two Outside Directors.

                  3.4 With respect to awards to Outside Directors, the Committee shall have authority to grant and the Board the authority to amend awards subject to the limitations of Sections 6 and 7.1; to interpret the Plan and grants to Outside Directors pursuant to the Plan; to adopt, amend, and rescind administrative regulations to further the purposes of the Plan; and to take any other action necessary to the proper operation of the Plan.

                  3.5 All determinations made by the Committee or the Board pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Plan participants.

SECTION 4.        Stock Subject to Plan

                  4.1 The total number of shares of Stock reserved and available for distribution under the Plan shall be 800,000 (subject to adjustment as provided below). Such shares may consist of authorized but unissued shares or treasury shares. The exercise of a Stock Appreciation Right for cash or the payment of any other award in cash shall not count against this share limit.

                  4.2 To the extent a Stock Option terminates without having been exercised, the shares subject to such award shall again be available for distribution in connection with future awards under the Plan. If the exercise price of an option is paid in Stock or if shares of Stock are withheld from payment of an award to satisfy tax obligations with respect to such award, such shares will also not count against the Plan limits and shall again be available for distribution in connection with future awards under the Plan.

                  4.3 No recipient shall be granted Stock Options, Limited Stock Appreciation Rights, or any combination of the foregoing with respect to more than 45,000 shares of Stock in any fiscal year of the Company (subject to adjustment as provided in Section 4.4). No Tax Offset Payments will be granted with respect to more than the number of shares of Stock covered by awards held by such Outside Director.

                  4.4 In the event of any merger, reorganization, consolidation, sale of substantially all assets, recapitalization, Stock dividend, Stock split, spin-off, split-up, split-off, distribution of assets or other change in corporate structure affecting the Stock, a substitution or adjustment, as may be determined to be appropriate by the Committee or the Board in its sole discretion, shall be made in the aggregate number and kind of shares or other property reserved for issuance under the Plan, the number and kind of shares or other property as to which awards may be granted to any individual in any fiscal year, the number and kind of shares or other property subject to outstanding awards and the amounts to be paid by award holders or the Company, as the case may be, with respect to outstanding awards; provided, however, that no such adjustment shall increase the aggregate value of any outstanding award. In addition, upon the dissolution or liquidation of the Company, or upon any reorganization, merger or consolidation as a result of which the Company is not the surviving corporation (or survives as a wholly-owned subsidiary of another corporation), or upon a sale of substantially all the assets of the Company, the Board may take such action as it in its discretion deems appropriate to (i) cash out outstanding Stock Options at or immediately prior to the date of such event,
(ii) provide for the assumption of outstanding Stock Options by surviving, successor or transferee corporations, and/or (iii) provide that Stock Options shall be exercisable for a period of at least 10 business days from the date of receipt of a notice from the Company of such event, following the expiration of which period any unexercised Stock Options shall terminate. The Board's determination as to which adjustments shall be made and the extent thereof shall be final, binding and conclusive.

SECTION 5.        Eligibility

                  5.1 For purposes of the Plan, the term Outside Director shall mean any director of the Company other than one who is an employee of the Company or a Related Company.

SECTION 6.        Stock Options

                  6.1 All Stock Options awarded to Outside Directors shall be Non-Qualified Stock Options.

                  6.2 Subject to the following provisions, Stock Options awarded to Outside Directors by the Committee shall be in such form and shall have such terms and conditions as the Committee or the Board, as the case may be, may determine.(a) Option Price. The option price per share of Stock purchasable under a Stock Option shall be determined by the Committee, and may not be less than the fair market value of the Stock on the date of the award of the Stock Option.

                           (b) Option Term. The term of each Stock Option shall
be fixed by the Committee.

                           (c) Exercisability. Stock Options shall be
exercisable at such time or times and
subject to such terms and conditions as shall be determined by the Committee. The Committee may waive such exercise provisions or accelerate the exercisability of the Stock Option at any time in whole or in part.

                           (d) Method of Exercise. Stock Options may be
exercised in whole or in part at any time during the option period by giving written notice of exercise to the Company specifying the number of shares to be purchased, accompanied by payment of the purchase price. Payment of the purchase price shall be made in such manner as the Committee may provide in the award, which may include cash (including cash equivalents), delivery of shares of Stock already owned by the optionee and held for at least six months or subject to awards hereunder, any other manner permitted by law determined by the Committee, or any combination of the foregoing. If the Committee determines that a Stock Option may be exercised using shares of Restricted Stock, then unless the Committee provides otherwise, the shares received upon the exercise of a Stock Option which are paid for using Restricted Stock shall be restricted in accordance with the original terms of the Restricted Stock award.

                           (e) No Shareholder Rights. An optionee shall have
neither rights to dividends nor other rights of a shareholder with respect to shares subject to a Stock Option until the optionee has given written notice of exercise and has paid for such shares.

                           (f) Surrender Rights. The Committee may provide that
options may be surrendered for cash upon any terms and conditions set by the Committee.

                           (g) Transferability. Stock Options shall not be
transferable by the optionee other than by will or by the laws of descent and distribution, and during the optionee's lifetime, all Stock Options shall be exercisable only by the optionee or by his or her guardian or legal representative; provided, however, the Committee may, in its discretion, authorize all or a portion of the Stock Options to be granted to an optionee to be on terms which permit transfer by such optionee to (i) the spouse, children, stepchildren or grandchildren (including relationships arising from legal adoption) of the optionee (Immediate Family Members), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members, or (iii) a partnership in which such Immediate Family Members are the only partners, provided that (x) there shall be no consideration for any such transfer (other than interests in the transferee partnership), (y) the instrument pursuant to which such options are transferred must be approved by the Committee, and must expressly provide for the transferability in a manner consistent with this Section as well as any additional conditions on transfer and restrictions on the rights of the transferee, as may be required by the Committee, and (z) subsequent transfers of transferred options shall be prohibited except those by will or the laws of descent and distribution. Following any such transfer, the Stock Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer.

                           (h) Termination of Service. Following the termination
of an optionee's Board service with the Company or a Related Company, the Stock Option shall be exercisable to the extent determined by the Committee. The Committee may provide different post-termination exercise provisions with respect to termination of service for different reasons. The Committee may provide that, notwithstanding the option term fixed pursuant to Section 6.2(b), a Stock Option which is outstanding on the date of an optionee's death shall remain outstanding for an additional period after the date of such death.

                  6.3 Initial Grant. Each Outside Director will receive an initial grant of 25,000 Stock Options to be granted on the date of appointment or election to the Board, or in the case of the Outside Directors serving at December 3, 2003, the initial grant shall be as of the date approved by the shareholders of the Company. The Stock Options under the initial grant shall vest as follows: one-third on the date of grant, one-third on the one year anniversary of the date of grant and the remaining third two years anniversary of the date of grant. In the case of Outside Directors serving as of December 3, 2003, the initial grant shall vest as follows: one-third as of December 3, 2003, one-third on December 3, 2004 and the remaining third on December 2, 2005.

                  6.4 Annual Grant. Each Outside Director will receive an annual grant of 10,000 Stock Options upon the anniversary date of the date of appointment or election to the Board, or in the case of Outside Directors serving at December 3, 2003; the anniversary date will be December 3rd. The Stock Options under the annual grant shall vest as follows: one-half on the one year anniversary of the date of grant and one-half after the two year anniversary of the date of grant.

                  6.5 Committee Participation Grant. In addition to Annual Grants or options that may be awarded by the Committee, each Outside Director will receive an annual grant of 10,000 Stock Options for service on the Company's Audit Committee or 5,000 Stock Options for service on the Company's Compensation Committee. Committee participation grants will be on the date of appointment to the Committee and on each annual anniversary date thereof. The Stock Options under the committee participation grants shall vest one year after the date of grant.

SECTION 7.  Stock Appreciation Rights and Limited Stock Appreciation Rights

                  7.1 The Committee or the Board may grant a Stock Appreciation Right, which may be exercised only within the 60-day period following occurrence of a Change of Control (as defined in Section 11.2) (such Stock Appreciation Right being referred to herein as a Limited Stock Appreciation Right). Unless the Committee (or Board with respect to Outside Directors) provides otherwise, in the event of a Change of Control the amount to be paid upon exercise of a Stock Appreciation Right or Limited Stock Appreciation Right shall be based on the Change of Control Price (as defined in Section 11.3).

SECTION 8.    Tax Offset Payments

                  The Committee or the Board may provide for a Tax Offset Payment by the Company with respect to one or more awards granted under the Plan. The Tax Offset Payment shall be in an amount specified by the Committee or the Board which shall not exceed the amount necessary to pay the federal, state, local and other taxes payable with respect to the applicable award and the receipt of the Tax Offset Payment, assuming that the recipient is taxed at the maximum tax rate applicable to such income. The Tax Offset Payment shall be paid solely in cash.

SECTION 9.    Tax Withholding

                  9.1 Each award holder shall, no later than the date as of which the value of an award first becomes includible in such person's gross income for applicable tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, the minimum statutory federal, state, local or other taxes of any kind required by law to be withheld with respect to the award. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company (and, where applicable, any Related Company), shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the award holder.

                  9.2 To the extent permitted by the Committee, and subject to such terms and conditions as the Committee may provide, an optionee may elect to have the minimum statutory withholding tax obligation with respect to any awards hereunder, satisfied by (i) having the Company withhold shares of Stock otherwise deliverable to such person with respect to the award or (ii) delivering to the Company shares of unrestricted Stock held for at least six months. Alternatively, the Committee may require that a portion of the shares of Stock otherwise deliverable be applied to satisfy the minimum statutory withholding tax obligations with respect to the award.

SECTION 10.    Amendments and Termination

                  The Plan shall continue in effect for a period of ten years. The Board may discontinue the Plan at any time and may amend it from time to time. No amendment or discontinuation of the Plan shall adversely affect any award previously granted without the award holder's written consent. Amendments may be made without shareholder approval except as required by law.

SECTION 11.  Change of Control

                  11.1 In the event of a Change of Control, unless otherwise provided in the grant or by amendment (with the holder's consent) of such grant:

                           (a) all outstanding Stock Options and all outstanding
Limited Stock Appreciation Rights awarded under the Plan shall become fully exercisable and vested;

                           (c) to the extent the cash payment of any award is
based on the fair market value of Stock, such fair market value shall be the Change of Control Price.

                11.2 A Change of Control means the happening of any of the following:

                           (a) When any person, as defined in Section 3(a)(9) of
the Securities Exchange Act of 1934 (the "Exchange Act") and as used in Sections 13(d) and 14(d) thereof, including a group as defined in Section 13(d) of the Exchange Act, but excluding the Company and any subsidiary and any employee benefit plan sponsored or maintained by the Company or any subsidiary (including any trustee of such plan acting as trustee), or any person, entity or group specifically excluded by the Board, directly or indirectly, becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act, as amended from time to time) of securities of the Company representing 20 percent or more of the combined voting power of the Company's then outstanding securities;

                           (b) When Incumbent Directors cease for any reason to
constitute at least two-thirds of the Board (where Incumbent Director means any director on the date of adoption of the Plan and any director elected by, or on the recommendation of, or with the approval of, a majority of the directors who then qualified as Incumbent Directors);

                           (c) The effective date of any merger or consolidation
of the Company with another corporation where (i) the shareholders of the Company, immediately prior to the merger or consolidation, do not beneficially own, immediately after the merger or consolidation, shares entitling such shareholders to 50% or more of all votes (without consideration of the rights of any class of stock to elect directors by a separate class vote) to which all shareholders of the corporation issuing cash or securities in the merger or consolidation would be entitled in the election of directors, or (ii) where the members of the Board, immediately prior to the merger or consolidation, do not, immediately after the merger or consolidation, constitute a majority of the board of directors of1 the corporation issuing cash or securities in the merger; PROVIDED, however, THAT, in each of the cases set forth above in clauses (c)(i) or (c)(ii), no Change of Control shall be deemed to take place if the transaction was approved by the Board of Directors, the majority of the members of which were in place prior to the commencement of such sale, merger or consolidation; or

                           (d) The date of approval by the shareholders of the
Company of the liquidation of the Company or the sale or other disposition of all or substantially all of the assets of the Company.

                  11.3 Change of Control Price means the highest price per share paid in any transaction reported on the OTCBB or on any national securities exchange or other market where the Stock is traded, or paid or offered in any transaction related to a Change of Control, at any time during the 90-day period ending with the Change of Control. Notwithstanding the foregoing sentence, in the case of Stock Appreciation Rights granted in tandem with Incentive Stock Options, the Change of Control Price shall be the highest price paid on the date on which the Stock Appreciation Right is exercised.

SECTION 12.   General Provisions

                  12.1 Each award under the Plan shall be subject to the requirement that, if at any time the Committee shall determine that (i) the listing, registration or qualification of the Stock subject or related thereto upon any securities exchange or market or under any state or federal law, or
(ii) the consent or approval of any government regulatory body or (iii) an agreement by the recipient of an award with respect to the disposition of Stock is necessary or desirable (in connection with any requirement or interpretation of any federal or state securities law, rule or regulation) as a condition of, or in connection with, the granting of such award or the issuance, purchase or delivery of Stock thereunder, such award shall not be granted or exercised, in whole or in part, unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

                  12.2 Nothing set forth in this Plan shall prevent the Board from adopting other or additional compensation arrangements. Neither the adoption of the Plan nor any award hereunder shall confer upon any employee of the Company, or of a Related Company, any right to continued employment, and no award under the Plan shall confer upon any Outside Director any right to continued service as a director.

                  12.3 Determinations by the Committee or the Board under the Plan relating to the form, amount, and terms and conditions of awards need not be uniform, and may be made selectively among persons who receive or are eligible to receive awards under the Plan, whether or not such persons are similarly situated.

                  12.4 No member of the Board or the Committee, nor any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination or interpretation taken or made with respect to the Plan, and all members of the Board or the Committee and all officers or employees of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

SECTION 13.       Effective Date of Plan

                  The Plan shall be effective upon approval by the Company's Board of Directors. The Plan will be presented to the Company's Shareholders at the 2004 Annual Meeting of Shareholders for ratification of the Board of Directors prior approval.